Exhibit 99.1

For Immediate Release

Contact:    Caspar Tudor, Head of Investor Relations – (508) 482-2429

Waters Corporation (NYSE: WAT) Reports Third Quarter 2022 Financial Results

Highlights

•	Sales of $709 million grew 7% as reported and 15% in constant currency

•	Instrument sales grew 21% in constant currency, with strong growth across LC, MS, and TA product lines

•	Industrial grew 22% in constant currency, with broad strength across food and environmental, chemical analysis, and TA

•	All major geographies grew double-digits in constant currency, led by 23% growth in China

•	Recurring revenues grew double-digits in constant currency, supported by commercial initiatives

Milford, Mass., November 1, 2022 - Waters Corporation (NYSE: WAT) today announced its financial results for the third quarter of 2022.

“Our team is consistently delivering outstanding results in resilient markets. This is reflected in the double-digit growth across all regions, led by instrument sales growing more than 20% and recurring revenues generating double-digit growth in constant currency for the third quarter,” said Dr. Udit Batra, President & CEO, Waters Corporation.

Batra continued, “What excites me most is that our commercial momentum is well supported by revitalized innovation across the portfolio. The ArcTM HPLC system, XevoTM TQ Absolute mass spectrometer, MaxPeakTM Premier columns and our TA Instruments Discovery™ Rheometers all made strong contributions to our third quarter results. Our high growth initiatives are gaining interest with customers especially in bioanalytical characterization and battery testing.”

Third Quarter 2022

Sales for the third quarter of 2022 were $709 million, an increase of 7% as reported and 15% in constant currency, compared to sales of $659 million for the third quarter of 2021.

On a GAAP basis, diluted earnings per share (EPS) for the third quarter of 2022 was $2.60, compared to $2.60 for the third quarter of 2021. On a non-GAAP basis, EPS was $2.64, compared to $2.66 for the third quarter of 2021. This includes a headwind of approximately 13% due to unfavorable foreign exchange.

During the third quarter of 2022, sales into the pharmaceutical market increased 2% as reported and 9% in constant currency, sales into the industrial market increased 14% as reported and 22% in constant currency and sales into the academic and government markets increased 21% as reported and 29% in constant currency.

During the quarter, instrument system sales increased 14% as reported and 21% in constant currency, while recurring revenues, which represent the combination of service and precision chemistries, increased 2% as reported and 10% in constant currency.

Geographically, sales in Asia during the quarter increased 10% as reported and 18% in constant currency (with China sales growing 21% as reported and 23% in constant currency), sales in the Americas increased 11% (with U.S. sales growing 11%) and sales in Europe decreased 1% as reported and increased 14% in constant currency.

Year-To-Date 2022

Sales for the first nine months of 2022 were $2,113 million, an increase of 8% as reported and 14% in constant currency, compared to sales of $1,949 million for the first nine months of 2021.

On a GAAP basis, EPS for the first nine months of 2022 increased to $7.94, compared to $7.66 for the first nine months of 2021. On a non-GAAP basis, EPS increased by 9% to $8.20, compared to $7.54 in the first nine months of 2021. This includes a headwind of approximately 10% due to unfavorable foreign exchange.

For the first nine months of 2022, sales into the pharmaceutical market increased 7% as reported and 12% in constant currency, sales into the industrial market increased 10% as reported and 15% in constant currency and sales into the academic and government markets increased 11% as reported and 16% in constant currency.

For the first nine months of 2022, instrument system sales increased 14% as reported and 19% in constant currency, while recurring revenues increased 4% as reported and 9% in constant currency.

Geographically, sales in Asia for the first nine months of 2022 increased 8% as reported and 14% in constant currency (with China sales growing 16%), sales in the Americas increased 17% (with U.S. sales growing 17%) and sales in Europe decreased 1% as reported and increased 10% in constant currency.

Unless otherwise noted, sales growth and decline percentages are presented on an as-reported basis and are the same as the sales growth and decline percentages presented on a constant currency basis as compared with the same period in the prior year, each of which is detailed in the reconciliation of sales growth rates to constant currency growth rates in the tables below.

A description and reconciliation of GAAP to non-GAAP results appear in the tables below and can be found on the Company’s website www.waters.com in the Investor Relations section.

Full-Year and Fourth Quarter 2022 Financial Guidance

The Company is raising its full-year 2022 sales guidance, and now expects constant currency sales growth in the range of 11.5% to 12%. Currency translation is expected to decrease full-year sales growth by approximately 6%. The Company is updating its full-year 2022 non-GAAP EPS guidance with an updated range of $11.85 to $11.95, which includes an estimated headwind of approximately 11% due to unfavorable foreign exchange. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the full-year.

The Company expects fourth quarter 2022 constant currency sales growth in the range of 6% to 8%. Currency translation is expected to decrease fourth quarter sales growth by approximately 8%. The Company expects fourth quarter 2022 non-GAAP EPS in the range of $3.66 to $3.76, which includes an estimated headwind of approximately 15% due to unfavorable foreign exchange. Please refer to the tables below for a reconciliation of the projected GAAP to non-GAAP financial outlook for the fourth quarter.

Conference Call

Waters Corporation will webcast its third quarter 2022 financial results conference call today, November 1, 2022, at 8:00 a.m. Eastern Time. To listen to the call and see the accompanying slide presentation, please visit www.waters.com, select “Investors” under the “About Waters” section, navigate to “Events & Presentations,” and click on the “Webcast.” A replay will be available through at least November 15, 2022, at midnight Eastern Time on the same website by webcast and also by phone at (888) 566-0418.

About Waters Corporation

Waters Corporation (NYSE: WAT), a global leader in analytical instruments and software, has pioneered chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences for more than 60 years. With more than 7,800 employees worldwide, Waters operates directly in 35 countries, including 14 manufacturing facilities, and with products available in more than 100 countries. For more information, visit www.waters.com.

Non-GAAP Financial Measures

This press release contains financial measures, such as constant currency growth rate, adjusted operating income, adjusted net income, adjusted earnings per diluted share and adjusted free cash flow, among others, which are considered “non-GAAP” financial measures under applicable U.S. Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP). The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Cautionary Statement

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects” and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, risks related to the effects of the ongoing COVID-19 pandemic on our business, financial condition, results of operations and prospects, including: portions of our global workforce being unable to work fully and/or effectively due to working remotely, illness, quarantines, including the impact from the lockdown in China, government actions, facility closures or other reasons related to the pandemic, increased risks of cyber-attacks resulting from our temporary remote working model, disruptions in our manufacturing capabilities or to our supply chain and distribution network, volatility and uncertainty in global capital markets limiting our ability to access capital, customers being unable to make timely payments for purchases and volatility in demand for our products; foreign currency exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results, particularly when a foreign currency weakens against the U.S. dollar; the impact on demand for the Company’s products, including delays or disruptions to our distribution network, among the Company’s various market sectors or geographies from economic, sovereign and political conditions and uncertainties, particularly regarding the effect of new or proposed tariff or trade regulations or changes in the interpretation or enforcement of existing regulations; the effect on the Company’s financial results from the United Kingdom exiting the European Union, as well as the Chinese government’s ongoing tightening of restrictions on procurement by government-funded customers; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; lack of acceptance of new products; expansion of our business in developing markets; spending by certain end-markets; ability to obtain alternative sources for components and modules; and the possibility that future sales of new products related to acquisitions, which trigger contingent purchase payments, may exceed the Company’s expectations; other changes in demand for the Company’s products from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; as well as regulatory, environmental, and logistical obstacles affecting the distribution of the Company’s products, completion of purchase order documentation and the ability of customers to obtain letters of credit or other financing alternatives; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the effect of the adoption of new accounting standards; the ability to access capital, maintain liquidity and service the Company’s debt in volatile market conditions, including any potential impact on the Company’s operations stemming from sustained inflation, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products and risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and the impact and costs of war, in particular as a result of the ongoing conflict between Russia and Ukraine, and the possibility of further escalation resulting in a new geopolitical and regulatory instability. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2021, as well as in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” of the Company’s quarterly reports on Form 10-Q for the quarterly periods ended April 2, 2022, July 2, 2022, and October 1, 2022 as filed with the Securities and Exchange Commission (“SEC”), which discussions are incorporated by reference in this release, as updated by the Company’s future filings with the SEC. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release. Except as required by law, the Company does not assume any obligation to update any forward-looking statements.

Arc, MaxPeak, and Xevo are trademarks of Waters Corporation.

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales	$708,555	$659,233	$2,113,446	$1,949,425

Costs and operating expenses:
Cost of sales	307,101	271,128	899,992	805,529
Selling and administrative expenses	164,417	152,545	483,769	453,954
Research and development expenses	43,435	41,986	127,913	125,027
Purchased intangibles amortization	1,592	1,759	4,863	5,408
Acquired in-process research and development	—	—	9,797	—

Operating income	192,010	191,815	587,112	559,507

Other income (expense), net (a)	895	(607)	2,600	18,073
Interest expense, net	(9,524)	(8,533)	(27,362)	(23,707)

Income from operations before income taxes	183,381	182,675	562,350	553,873

Provision for income taxes	27,383	21,490	81,657	77,269

Net income	$155,998	$161,185	$480,693	$476,604

Net income per basic common share	$2.61	$2.63	$7.98	$7.72

Weighted-average number of basic common shares	59,801	61,359	60,200	61,771

Net income per diluted common share	$2.60	$2.60	$7.94	$7.66

Weighted-average number of diluted common shares and equivalents	60,081	61,888	60,521	62,244

(a)

During the nine months ended October 2, 2021, the Company executed a settlement agreement to resolve patent infringement litigation with Bruker Corporation and Bruker Daltronik GmbH regarding their timsTOF product line. In connection with the settlement, the Company is entitled to receive $10 million in guaranteed payments, including minimum royalty payments, which was recognized within Other income (expense), net in our consolidated statement of operations. During the nine months ended October 2, 2021, the Company recorded an unrealized gain of $10 million due to an observable change in the fair value of an existing investment the Company does not have the ability to exercise significant influence over.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Three Months Ended October 1, 2022 and October 2, 2021

(In thousands)

				Current
				Period	Constant
	Three Months Ended		Percent	Currency	Currency
	October 1, 2022	October 2, 2021	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS

Waters	$623,401	$581,811	7%	$(41,764)	14%
TA	85,154	77,422	10%	(5,820)	18%

Total	$708,555	$659,233	7%	$(47,584)	15%

NET SALES - PRODUCTS & SERVICES

Instruments	$336,827	$296,088	14%	$(21,486)	21%

Service	243,632	240,100	1%	(18,534)	9%
Chemistry	128,096	123,045	4%	(7,564)	10%

Total Recurring	371,728	363,145	2%	(26,098)	10%

Total	$708,555	$659,233	7%	$(47,584)	15%

NET SALES - GEOGRAPHY

Asia	$279,934	$254,602	10%	$(21,495)	18%
Americas	256,409	231,001	11%	(832)	11%
Europe	172,212	173,630	(1%)	(25,257)	14%

Total	$708,555	$659,233	7%	$(47,584)	15%

NET SALES - MARKETS

Pharmaceutical	$405,959	$398,338	2%	$(27,968)	9%
Industrial	223,968	196,032	14%	(14,725)	22%
Academic & Government	78,628	64,863	21%	(4,891)	29%

Total	$708,555	$659,233	7%	$(47,584)	15%

NET SALES - EXCLUDING CHINA

Total Net Sales	$708,555	$659,233	7%	$(47,584)	15%
China Net Sales	140,080	115,886	21%	(2,123)	23%

Total Net Sales Excluding China	$568,475	$543,347	5%	$(45,461)	13%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP

Net Sales by Operating Segments, Products & Services, Geography and Markets

Nine Months Ended October 1, 2022 and October 2, 2021

(In thousands)

				Current
				Period	Constant
	Nine Months Ended		Percent	Currency	Currency
	October 1, 2022	October 2, 2021	Change	Impact	Growth Rate (a)
NET SALES - OPERATING SEGMENTS

Waters	$1,871,709	$1,731,013	8%	$(90,491)	13%
TA	241,737	218,412	11%	(11,151)	16%

Total	$2,113,446	$1,949,425	8%	$(101,642)	14%

NET SALES - PRODUCTS & SERVICES

Instruments	$999,732	$873,632	14%	$(43,455)	19%

Service	728,053	707,315	3%	(41,337)	9%
Chemistry	385,661	368,478	5%	(16,850)	9%

Total Recurring	1,113,714	1,075,793	4%	(58,187)	9%

Total	$2,113,446	$1,949,425	8%	$(101,642)	14%

NET SALES - GEOGRAPHY

Asia	$812,278	$754,091	8%	$(44,953)	14%
Americas	762,517	653,252	17%	(1,251)	17%
Europe	538,651	542,082	(1%)	(55,438)	10%

Total	$2,113,446	$1,949,425	8%	$(101,642)	14%

NET SALES - MARKETS

Pharmaceutical	$1,258,902	$1,175,191	7%	$(61,240)	12%
Industrial	641,882	581,884	10%	(29,671)	15%
Academic & Government	212,662	192,350	11%	(10,731)	16%

Total	$2,113,446	$1,949,425	8%	$(101,642)	14%

NET SALES - EXCLUDING CHINA

Total Net Sales	$2,113,446	$1,949,425	8%	$(101,642)	14%
China Net Sales	399,852	346,030	16%	(1,781)	16%

Total Net Sales Excluding China	$1,713,594	$1,603,395	7%	$(99,861)	13%

(a)

The Company believes that referring to comparable constant currency growth rates is a useful way to evaluate the underlying performance of Waters Corporation’s net sales. Constant currency growth rate, a non-GAAP financial measure, measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. See description of non-GAAP financial measures contained in this release.

Waters Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Financials

Three and Nine Months Ended October 1, 2022 and October 2, 2021

(In thousands, except per share data)

		Acquired				Income from
		IPR&D and				Operations
	Selling &	Research &		Operating	Other	before	Provision for		Diluted
	Administrative	Development	Operating	Income	Income	Income	Income	Net	Earnings
	Expenses(a)	Expenses	Income	Percentage	(Expense)	Taxes	Taxes	Income	per Share
Three Months Ended October 1, 2022
GAAP	$166,009	$43,435	$192,010	27.1%	$895	$183,381	$27,383	$155,998	$2.60
Adjustments:
Purchased intangibles amortization (b)	(1,592)	—	1,592	0.2%	—	1,592	366	1,226	0.02
Restructuring costs and certain other items (d)	(2,982)	—	2,982	0.4%	(919)	2,063	452	1,611	0.03

Adjusted Non-GAAP	$161,435	$43,435	$196,584	27.7%	$(24)	$187,036	$28,201	$158,835	$2.64

Three Months Ended October 2, 2021
GAAP	$154,304	$41,986	$191,815	29.1%	$(607)	$182,675	$21,490	$161,185	$2.60
Adjustments:
Purchased intangibles amortization (b)	(1,759)	—	1,759	0.3%	—	1,759	400	1,359	0.02
Restructuring costs and certain other items (d)	(2,185)	—	2,185	0.3%	(403)	1,782	407	1,375	0.02
Certain income tax items (f)	—	—	—	—	—	—	(544)	544	0.01

Adjusted Non-GAAP	$150,360	$41,986	$195,759	29.7%	$(1,010)	$186,216	$21,753	$164,463	$2.66

Nine Months Ended October 1, 2022
GAAP	$488,632	$137,710	$587,112	27.8%	$2,600	$562,350	$81,657	$480,693	$7.94
Adjustments:
Purchased intangibles amortization (b)	(4,863)	—	4,863	0.2%	—	4,863	1,115	3,748	0.06
Acquired in-process research and development (c)	—	(9,797)	9,797	0.5%	—	9,797	2,351	7,446	0.12
Restructuring costs and certain other items (d)	(7,187)	—	7,187	0.3%	(3,153)	4,034	908	3,126	0.05
Certain income tax items (f)	—	—	—	—	—	—	(994)	994	0.02

Adjusted Non-GAAP	$476,582	$127,913	$608,959	28.8%	$(553)	$581,044	$85,037	$496,007	$8.20

Nine Months Ended October 2, 2021
GAAP	$459,362	$125,027	$559,507	28.7%	$18,073	$553,873	$77,269	$476,604	$7.66
Adjustments:
Purchased intangibles amortization (b)	(5,408)	—	5,408	0.3%	—	5,408	1,225	4,183	0.07
Restructuring costs and certain other items (d)	(3,669)	—	3,669	0.2%	(10,110)	(6,441)	(1,669)	(4,772)	(0.08)
Litigation settlement (e)	—	—	—	—	(10,083)	(10,083)	(1,916)	(8,167)	(0.13)
Certain income tax items (f)	—	—	—	—	—	—	(1,688)	1,688	0.03

Adjusted Non-GAAP	$450,285	$125,027	$568,584	29.2%	$(2,120)	$542,757	$73,221	$469,536	$7.54

(a)	Selling & administrative expenses include purchased intangibles amortization, litigation provisions and settlements and asset impairments.
(b)

The purchased intangibles amortization, a non-cash expense, was excluded to be consistent with how management evaluates the performance of its core business against historical operating results and the operating results of competitors over periods of time.

(c)

Acquired in-process research and development was excluded as it relates to the cost of a licensing arrangement for charge detection mass spectrometry that the Company believes is unusual and not indicative of its normal business operations.

(d)

Restructuring costs, mergers and acquisition costs and certain other items were excluded as the Company believes that the cost to consolidate operations, reduce overhead, acquire companies and certain other income or expense items are not normal and do not represent future ongoing business expenses of a specific function or geographic location of the Company.

(e)	Litigation settlement gains and provisions were excluded as these items are isolated, unpredictable and not expected to recur regularly.
(f)

Certain income tax items were excluded as these non-cash expenses and benefits represent updates in management’s assessment of ongoing examinations or other tax items that are not indicative of the Company’s normal or future income tax expense.

Waters Corporation and Subsidiaries

Preliminary Condensed Unclassified Consolidated Balance Sheets

(In thousands and unaudited)

	October 1, 2022	December 31, 2021
Cash, cash equivalents and investments	$444,513	$569,285
Accounts receivable	600,924	612,648
Inventories	442,236	356,095
Property, plant and equipment, net	547,386	547,913
Intangible assets, net	213,429	242,401
Goodwill	420,257	437,865
Other assets	401,308	328,725
Total assets	$3,070,053	$3,094,932

Notes payable and debt	$1,544,626	$1,513,870
Other liabilities	1,140,191	1,213,508
Total liabilities	2,684,817	2,727,378

Total stockholders’ equity	385,236	367,554
Total liabilities and stockholders’ equity	$3,070,053	$3,094,932

Waters Corporation and Subsidiaries

Preliminary Condensed Consolidated Statements of Cash Flows

Three and Nine Months Ended October 1, 2022 and October 2, 2021

(In thousands and unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Cash flows from operating activities:
Net income	$155,998	$161,185	$480,693	$476,604
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	10,207	6,353	30,929	21,949
Depreciation and amortization	32,214	33,387	99,105	97,926
Change in operating assets and liabilities and other, net	(40,330)	(33,033)	(197,775)	(67,143)

Net cash provided by operating activities	158,089	167,892	412,952	529,336

Cash flows from investing activities:
Additions to property, plant, equipment and software capitalization	(38,991)	(39,725)	(113,737)	(116,614)
Proceeds from (investments in) equity investments, net	3,257	(867)	8,903	(867)
Payments for intellectual property licenses	(2,638)	—	(7,535)	(7,000)
Net change in investments	(8)	73,270	66,586	(123,947)

Net cash (used in) provided by investing activities	(38,380)	32,678	(45,783)	(248,428)

Cash flows from financing activities:
Net change in debt	60,000	5,100	30,000	251,463
Proceeds from stock plans	5,222	9,964	36,136	55,000
Purchases of treasury shares	(155,223)	(151,188)	(477,167)	(492,695)
Other cash flow from financing activities, net	1,995	408	12,844	2,325

Net cash used in financing activities	(88,006)	(135,716)	(398,187)	(183,907)

Effect of exchange rate changes on cash and cash equivalents	(6,963)	(208)	(26,579)	(8,994)

Increase (decrease) in cash and cash equivalents	24,740	64,646	(57,597)	88,007

Cash and cash equivalents at beginning of period	418,897	460,056	501,234	436,695

Cash and cash equivalents at end of period	$443,637	$524,702	$443,637	$524,702

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow (a)

Net cash provided by operating activities - GAAP	$158,089	$167,892	$412,952	$529,336

Adjustments:
Additions to property, plant, equipment and software capitalization	(38,991)	(39,725)	(113,737)	(116,614)
Tax reform payments	—	—	38,454	38,454
Litigation settlements received	—	—	(584)	(3,367)
Major facility renovations	6,927	11,893	23,966	40,178

Free Cash Flow - Adjusted Non-GAAP	$126,025	$140,060	$361,051	$487,987

(a)

The Company defines free cash flow as net cash flow from operations accounted for under GAAP less capital expenditures and software capitalizations plus or minus any unusual and non recurring items. Free cash flow is not a GAAP measurement and may not be comparable to free cash flow reported by other companies.

Waters Corporation and Subsidiaries

Reconciliation of Projected GAAP to Adjusted Non-GAAP Financial Outlook

	Three Months Ended December 31, 2022			Twelve Months Ended December 31, 2022
	Range			Range
Projected Sales

Projected constant currency sales growth rate (a)	6.0%	—	8.0%	11.5%	—	12.0%

Projected currency impact	(8.0%)	—	(8.0%)	(6.0%)	—	(6.0%)

Projected sales growth rate as reported	(2.0%)	—	0.0%	5.5%	—	6.0%

Projected Earnings Per Diluted Share	Range			Range
Projected GAAP earnings per diluted share	$3.64	—	$3.74	$11.58	—	$11.68

Adjustments:

Purchased intangibles amortization	$0.02	—	$0.02	$0.08	—	$0.08

Acquired in-process research and development	$—		$—	$0.12		$0.12

Restructuring costs and certain other items	$—	—	$—	$0.05	—	$0.05

Certain income tax items	$—	—	$—	$0.02	—	$0.02

Projected adjusted non-GAAP earnings per diluted share	$3.66	—	$3.76	$11.85	—	$11.95

(a)

Constant currency growth rates are a non-GAAP financial measure that measures the change in net sales between current and prior year periods, ignoring the impact of foreign currency exchange rates during the current period. These amounts are estimated at the current foreign currency exchange rates and based on the forecasted geographical sales in local currency, as well as an assessment of market conditions as of today, and may differ significantly from actual results.

These forward-looking adjustment estimates do not reflect future gains and charges that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.